Exhibit 99.1

PRESS RELEASE

For:                                                                                   THE MACERICH COMPANY

MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, August 11, 2020. The Macerich Company (NYSE: MAC) today announced results of operations for the quarter ended June 30, 2020, which included net loss attributable to the Company of $25.1 million or $0.18 per share-diluted for the quarter ended June 30, 2020 compared to net income of $15.7 million or $0.11 per share-diluted attributable to the Company for the quarter ended June 30, 2019. For the second quarter 2020, funds from operations (“FFO”)-diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt was $60.5 million or $0.39 per share-diluted compared to $133.6 million or $0.88 per share-diluted for the quarter ended June 30, 2019. A description and reconciliation of earnings per share (“EPS”)-diluted to FFO per share-diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt is included within the financial tables accompanying this press release.

Results and Highlights:

•

The majority of the properties in the portfolio have resumed operations, with the exception of two malls in New York City and nine indoor malls in California that were recently closed for a second time pursuant to a statewide mandate.

•	Mall portfolio occupancy, including closed centers, was 91.3% at June 30, 2020, compared to 94.1% at June 30, 2019.

•

Mall tenant annual sales per square foot for the portfolio decreased to $774 for the twelve months ended June 30, 2020, compared to $776 for the twelve months ended June 30, 2019. This sales metric excludes the period of COVID-19 closure for each tenant.

•	Average rent per square foot increased 2.1% to $62.48 at June 30, 2020, compared to $61.17 at June 30, 2019.

“We continued to make progress re-opening our properties and partnering with our tenants to prioritize the health and safety of employees, tenants, service providers and shoppers. Communities are responding positively to the return of our centers, with pent-up demand for the in-store retail experience driving steady traffic and increased customer conversion rates that are exceeding expectations,” said the Company’s Chief Executive Officer, Thomas O’Hern. “As we look ahead, we are encouraged by the pipeline of new store openings for the remainder of 2020 and into 2021 and believe retailers will continue to prioritize store operations in highly productive town centers, positioning Macerich for success. We are confident that the quality and scale of our portfolio, along with our financial resources, will provide us the flexibility to successfully navigate the current environment.”

COVID-19 Update:

The majority of the Company’s properties are now open, the exceptions being Queens Center and Kings Plaza in New York City, which have been closed since March 2020, and nine indoor California malls that had previously opened in May and early June, but were closed for a second time in July pursuant to a statewide mandate. Those nine California malls include Fresno Fashion Fair, Inland Center, Lakewood Center, Los Cerritos Center, Stonewood Mall, The Mall at Victor Valley, The Oaks, Pacific View and Vintage Faire Mall. The duration of the nine recent California center closures is yet undetermined.

The Company is making meaningful progress in its negotiations with national and local tenants to secure rental payments. As a result of this progress, cash receipts continue to improve with approximately 58% and 66% of billings collected in June and July, respectively.

Store Openings:

Despite the unprecedented disruption from COVID-19, plans for new retail stores and other openings continue with leases for over 90 new locations in nearly 570,000 square feet targeted for the second half of 2020, including the following: Restoration Hardware Gallery at Village of Corte Madera; Round One and Dicks Sporting Goods in a portion of the former Sears building at Deptford Mall; Ardene, DSW and Industrious at Fashion District of Philadelphia; Tesla in a two level flagship store at Santa Monica Place; Gucci in a relocated and expanded store at Fashion Outlets of Chicago; Tory Burch and Adidas at Fashion Outlets of Niagara; X Lanes Bowling at Fresno Fashion Fair; lululemon athletica at Twenty Ninth Street; Capital One Café, Bulgari and Francine’s at Scottsdale Fashion Square; and West Elm and Madewell at La Encantada. In total, the Company has entered into numerous leases for new stores and concepts totaling nearly 1.3 million square feet, for planned openings in primarily 2020 and 2021.

Redevelopment:

While the Company has reduced its planned 2020 development expenditures by approximately $90 million, work continues on select projects. Notably, One Westside in Los Angeles, a 584,000 square foot creative office redevelopment continues on schedule with a planned delivery to Google in early 2022. Redevelopment of the former Sears store at Deptford Mall in Deptford, NJ is on schedule, with expected openings of Round One and Dicks Sporting Goods this fall. This will be an exciting addition to the property, adding to an ever-growing relationship with both companies.

Dividend:

The Company’s Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on September 8, 2020 to stockholders of record at the close of business on August 19, 2020. The Board’s decision to reduce the dividend allows the Company to preserve liquidity and financial flexibility given the continued uncertain economic environment resulting from the COVID-19 pandemic.

Guidance:

On March 27, 2020, given the complex and rapidly evolving circumstances surrounding the COVID-19 pandemic, the Company withdrew its previously published 2020 Guidance, and is not providing an updated outlook at this time as a result of continued uncertainties.

Macerich is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 51 million square feet of real estate consisting primarily of interests in 47 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the West Coast, Arizona, Chicago and the Metro New York to Washington, DC corridor. A recognized leader in sustainability, Macerich has achieved the #1 GRESB ranking in the North American Retail Sector for five straight years (2015 – 2019). Additional information about Macerich can be obtained from the Company’s website at www.Macerich.com.

Investor Conference Call:

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins on August 11, 2020 at 10:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, and acquisitions and dispositions; the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
Revenues:
Leasing revenue	$168,754	$211,022	$379,475	$422,030
Other income	3,003	7,831	12,261	13,165
Management Companies' revenues	6,830	9,119	13,803	19,299

Total revenues	178,587	227,972	405,539	454,494

Expenses:
Shopping center and operating expenses	57,133	64,092	127,858	133,696
Management Companies' operating expenses	16,442	15,692	32,666	34,706
Leasing expenses	6,653	7,677	14,078	15,182
REIT general and administrative expenses	8,242	4,589	15,063	11,550
Depreciation and amortization	80,294	82,385	162,507	163,853
Interest expense (a)	20,034	37,109	28,108	75,466
Loss on extinguishment of debt	—	—	—	351

Total expenses	188,798	211,544	380,280	434,804

Equity in (loss) income of unconsolidated joint ventures	(14,173)	7,257	(4,475)	19,500
Income tax benefit (expense)	1,524	(679)	1,790	(1,025)
Loss on sale or write down of assets, net	(3,867)	(9,059)	(40,570)	(15,375)

Net (loss) income	(26,727)	13,947	(17,996)	22,790
Less net loss attributable to noncontrolling interests	(1,611)	(1,787)	(402)	(768)

Net (loss) income attributable to the Company	($25,116)	$15,734	($17,594)	$23,558

Weighted average number of shares outstanding—basic	144,102	141,344	142,769	141,303

Weighted average shares outstanding, assuming full conversion of OP Units (b)	154,606	151,760	153,260	151,718

Weighted average shares outstanding—Funds From Operations ("FFO")—diluted (b)	154,606	151,760	153,260	151,718

Earnings per share ("EPS")—basic	($0.18)	$0.11	($0.13)	$0.16

EPS—diluted	($0.18)	$0.11	($0.13)	$0.16

Dividend paid per share	$0.50	$0.75	$1.25	$1.50

FFO—basic and diluted (b) (c)	$93,161	$148,866	$261,550	$283,144

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$60,535	$133,641	$183,217	$255,575

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$60,535	$133,641	$183,217	$255,926

FFO per share—basic and diluted (b) (c)	$0.60	$0.98	$1.71	$1.87

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$0.39	$0.88	$1.20	$1.68

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$0.39	$0.88	$1.20	$1.69

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall ("Chandler Freehold") joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $32,907 and $81,291 to adjust for the change in the fair value of the financing arrangement obligation during the three and six months ended June 30, 2020, respectively; and a credit of $17,258 and $31,522 to adjust for the change in the fair value of the financing arrangement obligation during the three and six months ended June 30, 2019, respectively; (ii) distributions of ($181) and $1,283 to its partner representing the partner's share of net (loss) income for the three and six months ending June 30, 2020, respectively; and $1,982 and $3,879 to its partner representing the partner's share of net income for the three and six months ended June 30, 2019, respectively; and (iii) distributions of $281 and $2,958 to its partner in excess of the partner's share of net income for the three and six months ended June 30, 2020, respectively; and $2,033 and $3,953 to its partner in excess of the partner's share of net income for the three and six months ended June 30, 2019, respectively.

(b)

The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("Nareit") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. Beginning in the first quarter of 2018, the Company revised its definition of FFO so that FFO excluded the impact of the financing expense in connection with Chandler Freehold.

Beginning in the third quarter of 2019, the Company presented a separate non-GAAP measure—FFO excluding financing expense in connection with Chandler Freehold. The Company has revised the FFO presentation for the three and six months ended June 30, 2019 to conform to the current presentation. The Company accounts for its joint venture in Chandler Freehold as a financing arrangement. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Company also presents FFO excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). In addition, the Company believes that FFO excluding financing expense in connection with Chandler Freehold and non-routine costs associated with extinguishment of debt provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allows investors to more easily compare the Company's results.

The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted, excluding financing expense inconnection with Chandler Freehold and loss on extinguishment of debt (c):

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
Net (loss) income attributable to the Company	($25,116)	$15,734	($17,594)	$23,558
Adjustments to reconcile net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	(1,851)	1,147	(1,294)	1,724
Loss on sale or write down of consolidated assets, net	3,867	9,059	40,570	15,375
Add: gain on undepreciated asset sales from consolidated assets	40	—	40	534
Loss on write-down of consolidated non-real estate assets	(2,793)	—	(2,793)	—
Noncontrolling interests share of loss on sale or write-down of consolidated joint ventures, net	—	(3,369)	—	(3,369)
Loss on sale or write down of assets from unconsolidated joint ventures (pro rata), net	6	313	6	384
Depreciation and amortization on consolidated assets	80,294	82,385	162,507	163,853
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,828)	(3,676)	(7,617)	(7,321)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	46,418	51,207	95,927	96,205
Less: depreciation on personal property	(3,876)	(3,934)	(8,202)	(7,799)

FFO attributable to common stockholders and unit holders—basic and diluted	93,161	148,866	261,550	283,144
Financing expense in connection with Chandler Freehold	(32,626)	(15,225)	(78,333)	(27,569)

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold—basic and diluted	60,535	133,641	183,217	255,575
Loss on extinguishment of debt	—	—	—	351

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt—diluted	$60,535	$133,641	$183,217	$255,926

Reconciliation of EPS to FFO per share—diluted (c):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
EPS—diluted	($0.18)	$0.11	($0.13)	$0.16
Per share impact of depreciation and amortization of real estate	0.77	0.83	1.59	1.62
Per share impact of loss on sale or write down of assets, net	0.01	0.04	0.25	0.09

FFO per share—basic and diluted	$0.60	$0.98	$1.71	$1.87
Per share impact of financing expense in connection with Chandler Freehold.	(0.21)	(0.10)	(0.51)	(0.19)

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold	$0.39	$0.88	$1.20	$1.68
Per share impact of loss on extinguishment of debt	—	—	—	0.01

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt	$0.39	$0.88	$1.20	$1.69

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net (loss) income attributable to the Company to Adjusted EBITDA:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
Net (loss) income attributable to the Company	($25,116)	$15,734	($17,594)	$23,558
Interest expense—consolidated assets	20,034	37,109	28,108	75,466
Interest expense—unconsolidated joint ventures (pro rata)	26,329	26,368	53,317	53,422
Depreciation and amortization—consolidated assets	80,294	82,385	162,507	163,853
Depreciation and amortization—unconsolidated joint ventures (pro rata)	46,418	51,207	95,927	96,205
Noncontrolling interests in the OP	(1,851)	1,147	(1,294)	1,724
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(7,491)	(8,842)	(16,454)	(17,479)
Loss on extinguishment of debt	—	—	—	351
Loss on sale or write down of assets, net—consolidated assets	3,867	9,059	40,570	15,375
Loss on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	6	313	6	384
Add: Noncontrolling interests share of loss on sale or write-down of consolidated joint ventures, net	—	(3,369)	—	(3,369)
Income tax (benefit) expense	(1,524)	679	(1,790)	1,025
Distributions on preferred units	91	101	191	201

Adjusted EBITDA (d)	$141,057	$211,891	$343,494	$410,716

Reconciliation of Adjusted EBITDA to Net Operating Income ("NOI") and to NOI—Same Centers:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	Unaudited		Unaudited
	2020	2019	2020	2019
Adjusted EBITDA (d)	$141,057	$211,891	$343,494	$410,716
REIT general and administrative expenses	8,242	4,589	15,063	11,550
Management Companies' revenues	(6,830)	(9,119)	(13,803)	(19,299)
Management Companies' operating expenses	16,442	15,692	32,666	34,706
Leasing expenses, including joint ventures at pro rata	7,174	8,552	15,389	17,023
Straight-line and above/below market adjustments	235	(8,677)	(12,804)	(14,688)

NOI—All Centers	166,320	222,928	380,005	440,008
NOI of non-Same Centers	(847)	(7,670)	(3,738)	(16,671)

NOI—Same Centers (e)	165,473	215,258	376,267	423,337
Lease termination income of Same Centers	(2,485)	(3,247)	(3,727)	(3,905)

NOI—Same Centers, excluding lease termination income (e)	$162,988	$212,011	$372,540	$419,432

NOI—Same Centers percentage change, excluding lease termination income (e)	-23.12%		-11.18%

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(d)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s REIT general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.